Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

AST SpaceMobile, Inc.

Midland, Texas

We hereby consent to the incorporation by reference in the prospectus constituting a part of this registration statement of our report dated February 26, 2021, except for Notes 2 and 3 as to which is dated March 31, 2022, relating to the consolidated financial statements of AST SpaceMobile, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Fort Lauderdale, Florida

October 31, 2022